Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of DSS, Inc.:

●	Registration Statement (Form S-8 No. 333-190870)
●	Registration Statement (Form S-3 No. 333-230740)
●	Registration Statement (Form S-8 No. 333-235745)
●	Registration Statement (Form S-1 No. 333-236082)
●	Registration Statement (Form S-1 No. 333-238587)
●	Registration Statement (Form S-1 No. 333-249857)
●	Registration Statement (Form S-1 No. 333-252239)
●	Registration Statement (Form S-3 No. 333-252757)
●	Registration Statement (Form S-3 No. 333-256446)

of our report dated March 31, 2022, (except for the 2021 Restatement described in Note 2 and the effects thereof, as to which the date is August 17, 2022) relating to the consolidated financial statements of DSS, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of DSS, Inc. for the year ended December 31, 2021

/s/ TURNER, STONE & COMPANY, LLP

Dallas, Texas

August 17, 2022